Exhibit 31.1

CERTIFICATIONS

I, Steve Towe, as Chief Executive Officer (Principal Executive Officer), certify that:

1. I have reviewed this Annual Report on Form 10-K/A of PowerFleet, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2022	By:	/s/ Steve Towe
	Name:	Steve Towe
	Title:	Chief Executive Officer
(Principal Executive Officer)